EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” and to the use of our report dated December 17, 2006, on Harcom Productions, L.L.C.’s financial statements for the years ended December 31, 2004 and 2005 included in the Registration Statement (Form SB-2 Amendment No. 4) and related Prospectus of Harcom Productions, L.L.C., dated February 28, 2007.

/s/ Killman Murrell & Company, P.C.

Odessa, Texas

February 28, 2007